Exhibit (j)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Variable Series II Funds as listed in Appendix A in the Scudder Variable Series II Prospectuses and "Independent Auditors" and "Financial Statements" in the Scudder Variable Series II Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 33-11802) of our report dated February 13, 2003, except for Note L, as to which date is April 24, 2003, on the financial statements and financial highlights of the Scudder Variable Series II Funds as listed in Appendix A, respectively, included in the respective Fund Annual Report dated December 31, 2002.


                                                  /s/Ernst & Young LLP

                                                     Ernst & Young LLP

Boston, Massachusetts
May 5, 2003

                                   Appendix A

Scudder Variable Series II:

Scudder Aggressive Growth Portfolio
Scudder Blue Chip Portfolio
Scudder Contrarian Portfolio
Scudder Global Blue Chip Portfolio
Scudder Government Securities Portfolio
Scudder Growth Portfolio
Scudder High Income Portfolio (formerly Scudder High Yield Portfolio) Scudder International Select Equity
Scudder Fixed Income Portfolio (formerly Scudder Investment Grade Bond
   Portfolio)
Scudder Money Market Portfolio
Scudder Small Cap Growth Portfolio
Scudder Strategic Income Portfolio
Scudder Technology Growth Portfolio
Scudder Total Return Portfolio
SVS Davis Venture Value Portfolio
SVS Dreman Financial Services Portfolio
SVS Dreman High Return Portfolio
SVS Dreman Small Cap Value Portfolio
SVS Eagle Focused Large Cap Growth
SVS Focus Value+Growth Portfolio
SVS Index 500 Portfolio
SVS INVESCO Dynamic Growth Portfolio
SVS Janus Growth & Income Portfolio
SVS Janus Growth Opportunities Portfolio
SVS MFS Strategic Value Portfolio
SVS Oak Strategic Equity Portfolio
SVS Turner Mid Cap Growth Portfolio